Exhibit 99.1

CONTACT:	Corporate Communications 404-715-2554 news archive at news.delta.com Investor Relations 404-715-2170

Delta Reports Financial and Operating Performance for July 2015

ATLANTA, August 4, 2015 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for July 2015.

Consolidated passenger unit revenue (PRASM) for the month of July decreased 3.0 percent year over year, with pressure from foreign exchange, lower surcharges in international markets, and continued yield pressure in select domestic markets.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
July consolidated PRASM change year over year	(3.0%)
July mainline completion factor	99.9%
July on-time performance (preliminary DOT A14)	84.2%

Delta Air Lines serves more than 170 million customers each year. Delta was named to FORTUNE magazine’s top 50 World’s Most Admired Companies in addition to being named the most admired airline for the fourth time in five years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for four consecutive years, a first for any airline. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 332 destinations in 63 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	July 2015	July 2014	Change		July 2015	July 2014	Change

RPMs (000):
Domestic	12,203,556	11,584,527	5.3%		73,048,292	69,844,267	4.6%
Delta Mainline	10,292,115	9,642,250	6.7%		60,957,935	57,312,210	6.4%
Regional	1,911,441	1,942,277	(1.6%)		12,090,357	12,532,057	(3.5%)
International	8,702,193	8,383,524	3.8%		48,823,878	48,065,966	1.6%
Latin America	1,805,937	1,723,890	4.8%		11,790,569	10,970,662	7.5%
Delta Mainline	1,770,720	1,690,873	4.7%		11,567,361	10,748,005	7.6%
Regional	35,217	33,017	6.7%		223,208	222,657	0.2%
Atlantic	4,637,013	4,418,474	4.9%		22,984,298	22,830,861	0.7%
Pacific	2,259,243	2,241,160	0.8%		14,049,010	14,264,443	(1.5)
Total System	20,905,749	19,968,051	4.7%		121,872,169	117,910,233	3.4%

ASMs (000):
Domestic	13,778,513	13,071,511	5.4%		85,067,994	81,368,270	4.5%
Delta Mainline	11,499,344	10,721,455	7.3%		70,015,269	65,686,306	6.6%
Regional	2,279,170	2,350,056	(3.0%)		15,052,725	15,681,964	(4.0%)
International	9,994,529	9,744,979	2.6%		59,231,436	57,168,848	3.6%
Latin America	2,038,282	1,981,942	2.8%		14,275,746	13,090,032	9.1%
Delta Mainline	1,998,394	1,943,134	2.8%		13,988,758	12,796,436	9.3%
Regional	39,888	38,808	2.8%		286,987	293,596	(2.3%)
Atlantic	5,407,534	5,116,985	5.7%		28,466,925	27,125,933	4.9%
Pacific	2,548,714	2,646,052	(3.7%)		16,488,766	16,952,883	(2.7%)
Total System	23,773,043	22,816,490	4.2%		144,299,430	138,537,118	4.2%

Load Factor:
Domestic	88.6%	88.6%	0.0	pts	85.9%	85.8%	0.1	pts
Delta Mainline	89.5%	89.9%	(0.4)	pts	87.1%	87.3%	(0.2)	pts
Regional	83.9%	82.6%	1.3	pts	80.3%	79.9%	0.4	pts
International	87.1%	86.0%	1.1	pts	82.4%	84.1%	(1.7)	pts
Latin America	88.6%	87.0%	1.6	pts	82.6%	83.8%	(1.2)	pts
Delta Mainline	88.6%	87.0%	1.6	pts	82.7%	84.0%	(1.3)	pts
Regional	88.3%	85.1%	3.2	pts	77.8%	75.8%	2.0	pts
Atlantic	85.8%	86.3%	(0.5)	pts	80.7%	84.2%	(3.5)	pts
Pacific	88.6%	84.7%	3.9	pts	85.2%	84.1%	1.1	pts
Total System	87.9%	87.5%	0.4	pts	84.5%	85.1%	(0.6)	pts

Mainline Completion Factor	99.9%	99.7%	0.2	pts

Passengers Boarded	17,103,337	16,245,673	5.3%		103,749,574	99,505,594	4.3%

Cargo Ton Miles (000):	190,101	217,857	(12.7%)		1,288,173	1,337,405	(3.7%)

a Results include flights operated under contract carrier arrangements